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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-187260 of Central Valley Community Bancorp on Form S-4 of our report dated March 20, 2013, on the consolidated financial statements of Central Valley Community Bancorp appearing in the 2012 Form 10-K of Central Valley Community Bancorp, and to the reference to us under the heading "Experts" in the prospectus.

/s/ CROWE HORWATH LLP

Sacramento, California
April 26, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm